Deloitte &
      Touche
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                      Deloitte & Touche LLP            Telephone: (314) 342-4900
                      One City Centre
                      St. Louis, Missouri 63101


February 8, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

   We have read and agree with the comments in Item 4 of Form 8-K of Nooney Realty Trust, Inc. dated January 24, 2000.

Yours truly,



/s/ Deloitte & Touche LLP


cc: Mr. Daniel W. Pishny


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Deloitte Touche
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